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                                                               Exhibit 3.1


                    AS AMENDED CERTIFICATE OF INCORPORATION

                                       OF

                              AETHER SYSTEMS, INC.

         FIRST:   The name of the Corporation is Aether Systems, Inc.

         SECOND: The address, including street number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is Corporation Service Company.

         THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,001,000,000 shares, consisting of 1,000,000,000 shares of Common Stock, par value $.01 per share and 1,000,000 shares of Preferred Stock, par value $.01 per share.

         Except as otherwise provided in respect of any class of stock hereafter classified or reclassified or any series thereof hereafter authorized, and except as otherwise specifically required by law: (1) the exclusive voting power for all purposes shall be vested in the holders of the Common Stock and (2) each holder of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including without limitation the election of one or more directors) properly submitted to a vote of, and acted upon by, the stockholders. Except as otherwise provided in respect of any class of Preferred Stock hereafter classified, each share of Common Stock shall share ratably in any dividends if or when declared by the Board of Directors of the Corporation and paid by the Corporation. In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each share of Common Stock shall be entitled, after payment or provision for payment of the

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amount to which any class or series hereafter authorized shall have a preference on such distributions shall be entitled, together with any class or series not having a preference, to share ratably in the remaining net assets of the Corporation. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all other shares of Common Stock.

         Any other class or series of stock of the Corporation shall be subject to all of the rights, privileges, preferences and priorities of such class or series as set forth in the certificate of designations filed to establish such class or series.

         The Board of Directors is authorized to provide for the issuance from time to time of Common Stock or Preferred Stock, whether now or hereafter authorized, in one or more class or series, or securities convertible into shares of its stock, in one or more class or series, for such consideration as may be determined by the Board of Directors, without further stockholder approval. As provided by law and within the limitations and restrictions set forth in the Company's Certificate of Incorporation, the Board of Directors is empowered to fix or alter the powers, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, liquidation and other preferences, and other special rights of any class or series of Common Stock or Preferred Stock, whether now or hereafter authorized, and the number of shares constituting any such class or series and the designation thereof, and to increase or decrease the number of shares of any class or series subsequent to the issue of shares of that class or series, but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

         FIFTH:   The corporation is to have perpetual existence.

         SIXTH:   For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. The power to adopt, amend or repeal the Bylaws of the Corporation may be exercised by the Board of Directors. Any adoptions, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the Board of Directors. The stockholders shall also have the power to adopt, amend or repeal the Bylaws, provided that in addition to any vote of the holders of any class or series of stock required by law or this Certificate of Incorporation, the affirmative vote of at least 66-2/3% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally

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in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws of the Corporation.

         SEVENTH: (a)      The number of directors of the Corporation
constituting the whole Board of Directors shall be fixed by resolution of the Board of Directors. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until he or she sooner resigns, is removed or becomes disqualified.

                  (b) Any vacancy on the Board of Directors of the Corporation may be filled by the stockholders at an annual meeting or special meeting called for such purpose or by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

                  (c) Any director may be removed, with cause, by the holders of a majority of the shares then entitled to vote at an election of directors at an annual meeting or special meeting of stockholders called for such purpose. For purposes of this section, "cause" shall mean only (i) conviction of a felony, (ii) declaration of unsound mind or order of a court,
(iii) gross dereliction of duty, (iv) conviction of an act involving moral turpitude or (v) commission of an act which constitutes intentional misconduct or a knowing violation of law if in either case such act involves both improper substantial personal benefit and a material injury to the Corporation.

         EIGHTH: Any action required by the General Corporation Law of the State of Delaware to be taken at any annual meeting or special meeting of stockholders, or any action which may be taken at any annual meeting or special meeting of stockholders, may be taken only at such meeting, duly called in accordance with the Corporation's Bylaws, and not by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware or otherwise, except that action may be taken by written consent if the consent is signed by the holders of all outstanding shares entitled to vote on the matter.

         NINTH:   (a)      The Corporation shall indemnify, in accordance with
and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the name of the Corporation), by reason of his acting as a director or officer of the Corporation or, at the request of the Corporation, in any other capacity for or on behalf of the Corporation (and the Corporation, in the discretion of the Board of Directors, shall indemnify a person by reason of the fact that he is or was an employee of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Article Ninth shall be deemed to be a contract between the Corporation and each person referred to herein.

                  (b) No amendment to repeal these provisions shall apply to or have any effect on the liability or alleged liability of any person for, or with respect to, any acts or omissions of such person occurring prior to such amendment.

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         TENTH:    A director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         ELEVENTH: The Board of Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation and the Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such by-laws had not been adopted.

         TWELFTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation and other provisions authorized by the laws of the State of Delaware in force at the time may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon the stockholders, directors or any other person whomsoever by and pursuant to the Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

Signed on
          -------------------------

                                         ----------------------------------
                                         Name:     David S. Oros
                                         Title:    Chairman, CEO and President